EXHIBIT 99.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of American Access Technologies, Inc. for the quarter ended March 31, 2003, I, John E. Presley, President, Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of American Access Technologies, Inc.

Date: May 2, 2003

/s/ JOHN E. PRESLEY
John E. Presley
President and Chief Executive Officer